Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard, Allentown, PA 18195-1501

www.airproducts.com

Air Products Completes Spin-Off of Versum Materials

LEHIGH VALLEY, Pa. (October 3, 2016) – Air Products (NYSE:APD) announced today that it has completed the separation of its Electronics Materials Division through the spin-off of Versum Materials, Inc. (“Versum”).

Versum begins “regular way” trading today on the New York Stock Exchange (NYSE) under the symbol “VSM.” Air Products common stockholders receive one share of common stock of Versum for every two shares of Air Products stock held as of the close of business on September 21, 2016.

“I am confident that Versum Materials has been set up for a successful future, and the team can now fully pursue the goal of being the premier specialty materials provider to the semiconductor industry,” said Seifi Ghasemi, chairman, president and chief executive officer of Air Products and non-executive chairman of the Versum Board of Directors. “Meanwhile, we continue to work to complete the sale of our Performance Materials Division as soon as possible. As a result of these two moves, which are consistent with our Five-Point Plan, Air Products will be in an even stronger position to deliver for our shareholders by taking advantage of the exciting investment opportunities to grow our core industrial gases business,” he said.

Ghasemi will be joined by Guillermo Novo, president and chief executive officer of Versum and a member of Versum’s Board of Directors, and other members of the Versum Materials team to ring the NYSE opening bell on Tuesday, October 4, 2016.

For more information on Versum, visit the Versum Materials web site.

About Air Products

Air Products (NYSE:APD) is a world-leading Industrial Gases company celebrating 75 years of operation. The company’s core Industrial Gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment. The company’s Performance Materials Division serves the polyurethanes, cleaning and coatings, and adhesives industries.

The company had fiscal 2015 sales of $9.9 billion and has a current market capitalization of more than $30 billion. Approximately 18,000 employees in 50 countries strive to make Air Products the world’s safest and best performing Industrial Gases company, providing sustainable offerings and excellent service to all customers. For more information, visit www.airproducts.com.

Note: This news release contains “forward-looking statements,” including statements about the future performance of Versum. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, weakening of global or regional economic conditions; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations of sales; the impact of competitive products and pricing; unexpected changes in raw material supply and markets; Versum’s failure to successfully develop and market new products and optimally manage product life cycles; Versum’s inability to protect and enforce its intellectual property rights; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; unanticipated business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disaster; increased competition; changes in relationships with our significant customers and suppliers; uncertainty regarding the availability of financing to us in the future and the terms of such financing; disruptions in Versum’s information technology networks and systems; unexpected safety or manufacturing issues; costs and outcomes of litigation or regulatory investigations; the impact of management and organizational changes and relocation of our corporate headquarters and key activities; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of changes in environmental, tax or other legislation and regulations in jurisdictions in which Versum and its affiliates operate; and other risk factors described in Versum’s amended Registration Statement on Form 10. Both Air Products and Versum disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.